SUB-ITEM 77 Q (1):  EXHIBITS
FEDERATED GLOBAL ALLOCATION FUND
Amendment No. 6
to the
DECLARATION OF TRUST
dated May 16, 2008


This Declaration of Trust is amended as follows:

	Strike Section 5 of Article III and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.
Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Global Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Class R6 Shares
Institutional Shares
Class T Shares


	The undersigned hereby certify that the above-stated
Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 16th day of February 2017, to become effective on March 1, 2017.

	WITNESS the due execution hereof this 16th day of February, 2017.


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